EXHIBIT 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1111 Polaris Parkway Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)
Pauline E. Higgins
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
707 Travis Street, 4th Floor North
Houston, Texas 77002
Tel: (713) 216-1436
(Name, address and telephone number of agent for service)

TEMPLE-INLAND INC.
(Exact name of obligor as specified in its charter)

Delaware	75-1903917
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

1300 MoPac Expressway South Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities
(Title of the indenture securities)

GENERAL
Item 1.     General Information.
      Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2.     Affiliations with the Obligor and Guarantors.
      If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
      None.
Item 16.     List of Exhibits
      List below all exhibits filed as a part of this Statement of Eligibility.
      1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
      2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
      3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
      4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
      5. Not applicable.
      6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
      8. Not applicable.
      9. Not applicable.

SIGNATURE
      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 1st day of December, 2005.

JPMORGAN CHASE BANK, N.A.

By	/s/ Paul J. Schmalzel

Paul J. Schmalzel
Vice President

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43271
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business June 30, 2005, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$33,595
Interest-bearing balances	9,074
Securities:
Held to maturity securities	92
Available for sale securities	46,530
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	27,359
Securities purchased under agreements to resell	162,222
Loans and lease financing receivables:
Loans and leases held for sale	28,317
Loans and leases, net of unearned income	$348,961
Less: Allowance for loan and lease losses	4,676
Loans and leases, net of unearned income and allowance	344,285
Trading Assets	231,417
Premises and fixed assets (including capitalized leases)	8,360
Other real estate owned	142
Investments in unconsolidated subsidiaries and associated companies	818
Customers’ liability to this bank on acceptances outstanding	549
Intangible assets
Goodwill	23,432
Other Intangible assets	9,440
Other assets	47,481
TOTAL ASSETS	$973,113

Dollar Amounts
in Millions

LIABILITIES
Deposits
In domestic offices	$383,950
Noninterest-bearing	$141,374
Interest-bearing	242,576
In foreign offices, Edge and Agreement subsidiaries and IBF’s	145,247
Noninterest-bearing	$7,348
Interest-bearing	137,899
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,743
Securities sold under agreements to repurchase	93,698
Trading liabilities	117,933
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	79,495
Bank’s liability on acceptances executed and outstanding	549
Subordinated notes and debentures	17,982
Other liabilities	40,922
TOTAL LIABILITIES	888,519
Minority Interest in consolidated subsidiaries	1,426
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	58,838
Retained earnings	22,718
Accumulated other comprehensive income	(173)
Other equity capital components	0
TOTAL EQUITY CAPITAL	83,168

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$973,113

      I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI
      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)

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